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CUSIP NO. 62758B109                   13G                 PAGE 27 OF 28 PAGES



                                   EXHIBIT 1

                             MANAGEMENT INVESTORS


                                   POSITIONS HELD WITH
                                   MUSICLAND STORES CORPORATION

Jack W. Eugster                    Chairman of the Board, President and C.E.O.

Keith A. Benson                    Vice Chairman and C.F.O.

Gary A. Ross                       President, Superstores Division

Douglas M. Tracey                  Senior Vice President of Distribution

Richard C. Casari                  Vice President Corporate RIM

Paula M. Connerney                 Division Senior Vice President of Stores -
                                   Music Stores

Robert A. Faulkner                 Vice President and Controller

James D. Nermyr                    Vice President and Treasurer

Richard J. Odette                  Vice President of Purchasing of Prerecorded
                                   Audio

FORMER OFFICERS:
Bruce B. Bausman
Arnold A. Bernstein
Charles E. Baker
Larry C. Gaines
Robert A. Henderson
Harvey Thomas McLain

FAMILY MEMBERS:
Wendi Marie Reinl                  Stepdaughter of Jack W. Eugster
Kelly K. Pokluda                      "

Frances A. Benson                  Mother of Keith A. Benson
Brian K. Benson                    Children of Keith A. Benson
Carrie L. Benson                       "

Tamara Nermyr                      Children of James D. Nermyr
Michelle Winters                       "

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CUSIP NO. 62758B109                   13G                  PAGE 28 OF 28 PAGES



                                 POWER OF ATTORNEY


     KNOW ALL MEN BY THESE PRESENTS, that the Undersigned hereby constitutes and appoints Heidi M. Hoard, Linda Alsid Ruehle and Karen A. Ring, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign on behalf of the Undersigned all documents required to be filed with the Securities and Exchange Commission under Section 13(d) of the Securities Exchange Act of 1934 and the rules thereunder, including Schedules 13D and 13G, and any amendments thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and to perform any other acts that may be necessary in connection with the foregoing that may be in the best interest of or legally required by the Undersigned, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     The Undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the Undersigned, are not assuming any of the Undersigned's responsibilities to comply with Section 13 of the Securities Exchange Act of 1934.

This appointment shall remain in effect until revoked in writing by the Undersigned.

Dated:  March 6, 1997

                                   -------------------------------------
                                   Kelly K. Pokluda,   SSN:  ###-##-####
State of Minnesota
County of Hennepin

Subscribed and Sworn to before me
this 6th day of March, 1997.


Notary Public:  Diane M. Chaikin

NOTARY SEAL: